STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into and made effective as of September 24, 2026 (the "Effective Date"), by and between:

SELLER: Edita Vieraitiene, with a principal address at Broniaus Kazio Balucio g. 37 Vilnius, 11311, Lithuania ("Seller"), and

BUYER: Lukasz Dziedzic, with a principal address at Romualda Traugutta 29, 26- 600 Radom, Poland ("Buyer").

Seller and Buyer are collectively referred to herein as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, Seller is the record and beneficial owner of 2,000,000 shares of common stock, par value $0.001 per share (the "Shares"), of Tattvance Corporation, a Wyoming corporation (the "Company");

WHEREAS, Seller originally acquired the Shares pursuant to that certain Subscription Agreement dated July 24, 2026 (the "Subscription Agreement");

WHEREAS, Seller desires to sell, transfer, and assign all of the Shares to Buyer, and Buyer desires to purchase and acquire all of the Shares from Seller, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Purchase and sale of shares

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase and accept from Seller, all right, title, and interest in and to the 2,000,000 Shares.

1.2 Purchase Price. The purchase price for the Shares is $0.001 per Share, amounting to an aggregate purchase price of $2,000.00 (the "Purchase Price").

1.3 Payment and Closing. The Closing shall occur on the Effective Date. Buyer shall pay the Purchase Price of $2,000.00 to Seller on the Effective Date. Upon Seller's receipt of the Purchase Price and satisfaction of the applicable closing conditions, the transfer of the Shares shall be completed and effective as of the Closing.

1.4 Company Records. Upon completion of the Closing, the Company shall update its stock ledger and other applicable corporate records to reflect Buyer as the owner of the Shares and Seller as having transferred all of her interest in the Shares.

2. Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer as follows:

2.1 Ownership and Title. Seller is the sole record and beneficial owner of the Shares and has good and valid title to the Shares, free and clear of all liens, claims, encumbrances, security interests, options, rights of first refusal, or other third-party interests, other than restrictions imposed by applicable federal and state securities laws and the Company's governing documents, if applicable.

2.2 Authority and Enforceability. Seller has full legal capacity, power, and authority to enter into, execute, and deliver this Agreement and to perform her obligations hereunder. This Agreement constitutes a legal, valid, and binding obligation of Seller, enforceable against her in accordance with its terms.

2.3 No Conflicts. The execution, delivery, and performance of this Agreement by Seller does not and will not violate or conflict with any applicable law, rule, regulation, court order, or agreement binding upon Seller.

2.4 No Prior Transfer. Seller has not previously sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of any interest in the Shares, and no person other than Seller has any right, title, or interest in the Shares.

3. Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as follows:

3.1 Authority and Enforceability. Buyer has full legal capacity, power, and authority to enter into, execute, and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes a legal, valid, and binding obligation of Buyer, enforceable against him in accordance with its terms.

3.2 Restricted Securities. Buyer understands and acknowledges that the Shares were originally issued to Seller in a private transaction and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Buyer acknowledges that the Shares may constitute restricted securities and may not be offered, sold, transferred, assigned, pledged, or otherwise disposed of except pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act and applicable state securities laws.

3.3 Investment Intent. Buyer is acquiring the Shares for his own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

3.4 Knowledge of Restrictions. Buyer acknowledges that he has been informed that the Shares are subject to restrictions on transfer under applicable federal and state securities laws and that the Company or its transfer agent may require appropriate documentation, including an opinion of counsel where applicable, before any subsequent transfer or removal of a restrictive legend.

4. Miscellaneous

4.1 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Wyoming, without giving effect to any principles of conflicts of law.

4.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, and discussions, whether oral or written, relating to such subject matter.

4.3 Amendments and Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by Seller and Buyer.

4.4 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures shall have the same force and effect as original signatures.

4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Stock Purchase Agreement as of the Effective Date first set forth above.

SELLER:

Edita Vieraitiene

Signature: /s/ Edita Vieraitiene

Date: September 24, 2026

BUYER:

Lukasz Dziedzic

Signature: /s/ Lukasz Dziedzic

Date: September 24, 2026